UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

PROMETHEUS BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40187	81-4282653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Science Park Road San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 422-4300

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RXDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 15, 2023, Prometheus Biosciences, Inc., a Delaware corporation (“Prometheus” or the “Company”), held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement of Prometheus prepared in connection with the Merger Agreement (as defined below) filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 16, 2023, which was first mailed to the Prometheus’ stockholders on May 16, 2023.

As of the close of business on May 15, 2023, the record date for the Special Meeting, there were 47,813,238 shares of common stock, par value $0.0001 per share, of Prometheus (“Prometheus Common Stock”) issued and outstanding and entitled to vote at the Special Meeting. 84.24% of all of the shares of issued and outstanding Prometheus Common Stock entitled to vote were present in person (virtually) or represented by proxy at the Special Meeting and thus a quorum was present. The tables below detail the final voting results for each proposal:

1.

Proposal No. 1 - The Merger Proposal: To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of April 15, 2023, by and among Merck & Co., Inc., a New Jersey corporation (“Merck”), Splash Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Merck (“Merger Sub”), and Prometheus, pursuant to which Merger Sub will be merged with and into Prometheus, with Prometheus surviving as a wholly owned subsidiary of Merck (the “Merger” and such proposal, the “Merger Proposal”).

The Merger Proposal was approved by the requisite vote of Prometheus’ stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,213,094	19,498	43,253	0

2.

Proposal No. 2 - The Merger Compensation Proposal: To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Prometheus’ named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”).

The Merger Compensation Proposal was approved by the requisite vote of Prometheus’ stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,672,271	17,411,044	192,530	0

3.

Proposal No. 3 - The Adjournment Proposal: To approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Adjournment of the Special Meeting was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Special Meeting to approve the Merger Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,410,999	2,722,081	142,765	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2023	PROMETHEUS BIOSCIENCES, INC.

	By:	/s/ Timothy K. Andrews
	Name:	Timothy K. Andrews
	Title:	General Counsel and Secretary